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                    [Letterhead of Conyers Dill & Pearman]

                                                                     Exhibit 5.1

       May 13, 1998


Peak International Limited
Units 4, 5 and 7, 37th Floor, Wharf Cable Tower
9 Hoi Shing Road
Tsuen Wan, New Territories
Hong Kong


Dear Sirs,

     Peak International Limited (the "Company")
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     We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933 (the "Securities Act") of a registration statement on Form F-1 (the "Registration Statement") relating to registration of 6,900,000 existing shares of the Company (the "Existing Shares") with a par value of US$0.01 per Existing Share held by Luckygold 18A Limited, an existing shareholder of the Company (the "Existing Shareholder") which may be delivered by Peak TrENDS Trust, a newly organised finite term Delaware business trust, upon mandatory exchange of Trust Enhanced Dividend Securities as referred to in the prospectus (the "Prospectus") contained in the Registration Statement.

     For the purposes of giving this opinion, we have examined the following documents:

     (i)    a copy of the Registration Statement;

     (ii)   a copy of the Prospectus; and

     (iii) copies of share certificates issued by the Company to the Existing Shareholder representing the Existing Shares;

     We have also reviewed the memorandum of association and the bye-laws of the Company, share register and minutes of meetings of the directors of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
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Peak International Limited
13 May, 1998
Page 2.

     We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) that the resolutions referred to herein are full and accurate records of resolutions passed at meetings duly convened and held in accordance with the bye-laws of the Company and that such resolutions have not been amended or rescinded and are in full force and effect; (iii) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (iv) that the Existing Shares will be transferred to persons regarded as non-resident in Bermuda for exchange control purposes; (v) that the Existing Shares will be registered under the Securities Act; (vi) the validity under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been or will be duly filed with or declared effective by the SEC; and (vii) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

     We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any document registered or filed with any governmental authority or public body without our prior express consent in writing save that this opinion may be filed as an exhibit to the Registration Statement.

     We express no opinion on the title in relation to the Existing Shares.

     On the basis of and subject to the foregoing, we are of the opinion that:

     (1) The Company is duly incorporated and existing under the laws of Bermuda.

     (2) The Existing Shares were duly authorised for issue by the Company at the time they were issued and have been validly issued and, as far as the Company is concerned, are fully paid and non-assessable (meaning no further sums are payable to the Company with respect to the Existing Shares).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Enforcement of Civil Liabilities", "Taxation" and "Legal Matters" in the Prospectus constituting a part of (i) the Registration Statement and (ii) any amendment to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC thereunder.

                                    Yours faithfully,


                                    /s/ Conyers Dill & Pearman